Amendment to Investment Advisory Agreement

      This is an Amendment to the Investment Advisory Agreement made and entered into between INVESCO Funds Group, Inc., a Delaware corporation (the "Company") and INVESCO Trust Company ("ITC"), a Colorado corporation, as of the _____ day of ______________, 1996.

      WHEREAS, the Company desires to have ITC perform investment advisory, statistical, research, and certain administrative and clerical services with respect to management of the assets of the Company allocable to the INVESCO-VIF Dynamics Fund, INVESCO VIF-Small Company Growth Fund, INVESCO VIF-Health Sciences Fund and INVESCO VIF-Technology Fund, and ITC is willing and able to perform such services on the terms and conditions set forth in the Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Agreement, it is agreed that the terms and conditions of the Agreement shall be applicable to the Company's assets allocable to the INVESCO VIF-Dynamics Fund, the INVESCO VIF-Small Company Growth Fund, the INVESCO VIF-Health Sciences Fund and the INVESCO VIF-Technology Fund, to the same extent as if the Funds were to be added to the definition of "Funds" as utilized in the Agreement, and that each Fund shall pay to ITC a fee for services provided to it by ITC under the Agreement based on an annual rate of 0.25% for the first $200 million of each Fund's average net assets and 0.20% on each Fund's average net assets in excess of $200 million.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Agreement on this _____ day of ______________, 1996.

                                    INVESCO Funds Group, Inc.


                                    By:
                                          ------------------------
                                          Dan J. Hesser, President
ATTEST:


------------------------
Glen A. Payne, Secretary

                                    INVESCO Trust Company


                                    By:
                                          ------------------------
                                          R. Dalton Sim, President
ATTEST:


------------------------
Glen A. Payne, Secretary